A special meeting of the fund's shareholders was held on December 13, 2000. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following twelve nominees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Ralph F. Cox
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Phyllis Burke Davis
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Robert M. Gates
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Edward C. Johnson 3d
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Donald J. Kirk
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Ned C. Lautenbach
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Peter S. Lynch
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
William O. McCoy
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Marvin L. Mann
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
Robert C. Pozen
Affirmative	34,936,748,947.94	100.000
Withheld	0.00	0.000
TOTAL	34,936,748,947.94	100.000
PROPOSAL 2
To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	29,665,911,034.71	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	29,665,911,034.71	100.000
PROPOSAL 3
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	34,936,748,947.94	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	34,936,748,947.94	100.000
PROPOSAL 4
To authorize the Trustees to adopt an Amended and Restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	34,936,748,947.94	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	34,936,748,947.94	100.000
PROPOSAL 5
To approve an amended management contract that would allow future modifications of the contract without a shareholder vote if permitted by the 1940 Act.
	# of Votes Cast	% of Votes Cast
Affirmative	29,665,911,034.71	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	29,665,911,034.71	100.000
PROPOSAL 7
To amend the fundamental investment limitation concerning diversification.
	# of Votes Cast	% of Votes Cast
Affirmative	29,665,911,034.71	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	29,665,911,034.71	100.000
PROPOSAL 8
To amend the fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	29,665,911,034.71	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	29,665,911,034.71	100.000

*Denotes trust-wide proposals and voting results.